Exhibit 10.15.2

AMENDMENT TO

Amended and restated license agreement

This Amendment to Amended and Restated License Agreement (this “Amendment”) is made and entered into effective as of August 1, 2023, by and between NKMAX Co., Ltd, a company organized and existing under the laws of the Republic of Korea, having its registered office at 1F/6F SNUH Healthcare Innovation Park, 172, Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13605, Republic of Korea (“Licensor”), and NKGEN Biotech, Inc., a company organized and existing under the laws of the State of Delaware, USA, having its registered office at 3001 Daimler Street, Santa Ana, CA 92705, USA (“Licensee”). Licensor and Licensee each may be referred to herein individually as a “Party,” or collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Amended and Restated Agreement (as defined below).

Recitals

WHEREAS, the Parties previously entered into that certain License Agreement, effective as of February 12, 2020 (the “Original Agreement”), which was amended and restated in its entirety pursuant to that certain Amended License Agreement between the Parties effective as of October 14, 2021 (the “Amended Agreement” and together with the Original Agreement, the “Prior Agreements”), which was again amended and restated in its entirety pursuant to that certain Amended and Restated License Agreement between the parties effective as of April 10, 2023 (the “Amended and Restated Agreement”); and

WHEREAS, the Parties desire to amend the Amended and Restated Agreement as set forth herein.

Agreement

Now, Therefore, in consideration of the premises and the mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged and agreed, the Parties agree as follows:

1.              Amendment of Section 6.2(d) of the Amended and Restated Agreement. Section 6.2(d) of the Amended and Restated Agreement shall be deleted in its entirety.

2.              Acknowledgement. Licensor acknowledges and agrees that Licensee is not liable or responsible for any fees or costs in connection with the preparation, filing, prosecution and maintenance of the Licensed Patents in the Licensed Territories paid or incurred by Licensor prior to the date hereof under the Amended and Restated Agreement or the Prior Agreements and Licensee has no obligation to reimburse Licensor for said fees or costs.

3.              Full Force and Effect. Except as expressly modified by this Amendment, the Amended and Restated Agreement shall remain in full force and effect in accordance with its terms.

4.              Miscellaneous. This Amendment, together with the Amended and Restated Agreement, including the Annexes thereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof, including the Prior Agreements. This Amendment shall not be modified, amended, or terminated except as herein provided or except by another agreement in writing executed by the Parties hereto. This Amendment may be executed in two (2) or more counterparts, each of which shall be an original and all of which shall constitute together the same document. Counterparts may be signed and delivered by facsimile, or electronically in PDF format, each of which shall be binding when sent. Resolution of all disputes, controversies or claims arising out of, relating to or in connection with this Amendment or the performance, enforcement, breach or termination of this Amendment and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of New York, USA, without regard to conflicts of law rules.

[signature page follows]

The Parties have executed this Amendment to Amended and Restated License Agreement as of the date first written above.

NKMAX Co., Ltd.

By:	/s/ Sangwoo Park
Name: Sangwoo Park
Title: Chief Executive Officer / Chairman

NKGEN Biotech, Inc.

By:	/s/ Paul Y. Song
Name: Paul Y. Song
Title: Chief Executive Officer

[Signature page to Amendment to Amended and Restated License Agreement]